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                         JOINT FILING AGREEMENT

     This will confirm the agreement by and among all the undersigned that the Schedule 13D, and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of Chrysler Corporation, is being filed by Tracinda Corporation on behalf of each of the undersigned. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 14, 1995

                             By: /s/ Lee A. Iacocca
                                 --------------------
                                 Name: Lee A. Iacocca



                             By: /s/ Kirk Kerkorian
                                 --------------------
                                 Name: Kirk Kerkorian


                             TRACINDA CORPORATION

                             By: /s/ Anthony L. Mandekic
                                 -----------------------
                                 Anthony L. Mandekic
                                 Secretary/Treasurer